UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CC NEUBERGER PRINCIPAL HOLDINGS I
(Exact Name Of Registrant As Specified In Its Charter)

Cayman Islands	98-1526024
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Park Avenue, 58th Floor
New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one Class A ordinary
share, $0.0001 par value, and one-third of one
redeemable warrant
Class A ordinary shares included as part of the
units
Warrants included as part of the units, each whole
warrant exercisable for one Class A ordinary share
at an exercise price of $11.50	New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-236974

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The description of the units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant, the Class A ordinary shares and warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50, of CC Neuberger Principal Holdings I, a Cayman Islands exempted company, as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2020 (Registration No. 333-236974), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CC NEUBERGER PRINCIPAL HOLDINGS I

Date: April 23, 2020	By:	/s/ Douglas Newton
	Name:	Douglas Newton
	Title:	Chief Financial Officer